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Exhibit 23(b)

        Burnham & Schumm, P.C.
Certified Public Accountants
1981 East Murray Hill Road
Suite 245
Salt Lake City, Utah 84117
801-272-0111

INDEPENDENT AUDITOR'S CONSENT

Board of Directors
Public Media Works, Inc.

        We consent to the use in this Registration Statement of Public Media Works, Inc. on Form SB-2 of my report dated February 4, 2004 appearing herein.

/s/ BURNHAM & SCHUMM
Burnham & Schumm, P.C. Certified Public Accountants Dated: 2-18-04

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INDEPENDENT AUDITOR'S CONSENT